Exhibit 99.2

NET 1 UEPS TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR A MEETING OF SHAREHOLDERS –                      , 2004

                    The undersigned hereby appoints ____________________________ with full power of substitution, for and in the name of the undersigned, to vote all common shares, par value U.S. $.001 per share of Net 1 UEPS Technologies, Inc., a Florida corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Meeting of Shareholders, to be held at the offices of Schneider Weinberger LLP, 4499 Glades Road, Suite 108, Boca Raton, Florida 33431, on                         , 2004 at 9:00 a.m. (local time) and at any adjournment or postponement thereof, upon the matters described in the Notice of Meeting and Proxy Statement dated                         , 2004, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

                    This proxy is being solicited by the Board of Directors of the Company. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Net 1 UEPS Technologies, Inc.
Suite 325-744 West Hastings Street
Vancouver, British Columbia V6C 1A5
Canada

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

1.
Approval of the articles of amendment to the Company’s articles of incorporation to (a) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (b) increase the number of authorized shares of preferred stock from 3,000,000 to 3000,000,000 (c) modify the par value of the shares of preferred stock that may be issued by the Company from $0.10 per share to $0.001 per share, and (d) authorize the terms of the special convertible preferred stock.

	FOR	☐	AGAINST	☐	ABSTAIN	☐

2.	Approval of the Aplitec acquisition and the issuance of 192,967,138 shares of special convertible preferred stock in connection with such acquisition.

	FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Approval of the issuance of shares of Net 1 common stock to the Brait Consortium in exchange for a $52.8 million capital contribution.

	FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	Approval of the 2004 Stock Incentive Plan.

	FOR	☐	AGAINST	☐	ABSTAIN	☐

I/WE PLAN TO
ATTEND THE MEETING	☐

Change of Address and/or
Comments Mark Here	☐

Note: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Dated: ___________, 2004

Signature

Signature

VOTES MUST BE INDICATED
☒  IN BLACK OR BLUE INK.  ☒

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

– PLEASE DETACH HERE –

YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE.